Consent of Independent Registered Public Accounting Firm
The Board of Directors of Nationwide Life Insurance Company and
Contract Owners of Nationwide Provident VLI Separate Account 1:
We consent to the use of our report dated April 2, 2021, with respect to the financial statements of the sub-accounts that comprise the Nationwide Provident VLI Separate Account 1, and the related notes (collectively, the financial statements), included herein and to the reference to our firm as experts under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-164118).
/s/ KPMG LLP
Columbus, Ohio
April 15, 2021

Consent of Independent Registered Public Accounting Firm
Audit Committee of the Board of Directors
Nationwide Life Insurance Company:
We consent to the use of our report on the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company (the Company), dated March 19, 2021, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6. (File No. 333-164118)
Our report relating to the Company’s statutory financial statements, dated March 19, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
/s/ KPMG LLP
Columbus, Ohio
April 15, 2021